Exhibit 10.2

Codexis Laboratories India Private Limited

G-01, Prestige Loka

7/1, Brunton Road

Bangalore, 560 025

www.codexis.com

April 22, 2011

Mr. Ajit Kamath

Arch Pharmalabs Ltd.

H Wing, 4th Floor

Tex Centre

Off Saki Vihar Road

Chandivali, Mumbai – 400072

India

RE: Conversion of Exclusivity for Phenylephrine, under that certain Product Supply Agreement, effective as of February 16, 2010, between Codexis Laboratories India Private Limited (“Codexis India”) and Arch Pharmalabs Limited (“Arch”) (such agreement, the “PSA”)

Dear Mr. Kamath:

Pursuant to that certain letter regarding the conversion of the exclusive relationship between Arch and Codexis, Inc. (“Codexis”) with respect to phenylephrine to a Non-Exclusive Relationship, effective as of April 22, 2011, between Codexis and Arch (the “Letter”), Arch is permitted to sell phenylephrine and CDX-004, which is used in the manufacture of phenylephrine and its intermediates (collectively, the “Phenylephrine Products”) to any Third Party. Notwithstanding anything to the contrary in the PSA, in conjunction with such conversion and subject to the terms and conditions of the Letter, Codexis India hereby consents to allow Arch to sell Phenylephrine Products to Third Parties and Arch hereby consents to allow Codexis India to sell Phenylephrine Products to Third Parties. The terms of this letter agreement shall become effective as of April 22, 2011.

Defined terms used herein but not defined herein have the meanings ascribed to them in the Letter. If you have any questions, please contact Peter Seufer-Wasserthal by telephone (+43 7673 321 511) or email (peter.seufer@codexis.com). For clarity, nothing in this letter shall be deemed to amend, modify, or supersede the terms agreed to in the PSA with respect to any Product other than the Phenylephrine Products.

Please indicate Arch’s agreement to the above by countersigning each enclosed duplicate of this letter and return one (1) original to the following address:

Codexis, Inc.

Attn: Contracts

200 Penobscot Drive

Redwood City, CA 94063

Best regards,

Codexis Laboratories India Private Limited

By:	/s/ Douglas Sheehy
Name:	Douglas Sheehy
Title:	Director

Acknowledged, agreed and accepted by:

Arch Pharmalabs, Ltd.

Signature:	/s/ Ajit Kamath
Print Name:	Ajit Kamath
Date:	Chairman & Managing Director

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